As Filed with the Securities and Exchange Commission on July 10, 2009. Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

STIFEL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

_________________________

                                Delaware                                                                                               43-1273600
 (State or other jurisdiction of incorporation or organization)                       (I.R.S. Employer Identification No.)

501 North Broadway
St. Louis, MO 63102
(314) 342-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

STIFEL FINANCIAL CORP. 2001 INCENTIVE STOCK PLAN
(2008 RESTATEMENT)

(Full title of the plan)

_________________________

David M. Minnick, Esq.
Secretary
Stifel Financial Corp.
501 North Broadway
St. Louis, MO 63102
(314) 342-2000
Fax: (314) 342-2097
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert M. LaRose, Esq.
Thompson Coburn LLP
One US Bank Plaza
St. Louis, MO 63101
(314) 552-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

        Large accelerated filer  [X]                                                                                                    Accelerated filer [ ]

        Non-accelerated  filer  (Do not check if a smaller reporting company) [ ]                    Smaller reporting company [ ]

_________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (No. of shares)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.15 per share	11,250,000(1)	$44.25(2)	$497,812,500(2)	$27,778

(1)  Pursuant to Rule 416(a), this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.   Represents the maximum number of additional shares of Common Stock available for issuance under the Stifel Financial Corp. 2001 Incentive Stock Plan (2008 Restatement), adjusted for a fifty percent (50%) stock dividend in the form of a three-for-two stock split paid on June 12, 2008.

(2)   Estimated solely for the purposes of computing the registration fee pursuant to the provisions of Rule 457(c) and (h), based upon the average of the high and low sale prices of common stock, $0.15 par value, of the Registrant as reported on the New York Stock Exchange on  July 8, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933 and the introductory note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       The Registrant previously filed with the Securities and Exchange Commission (the "SEC") on February 7, 2002, a Registration Statement on Form S-8 (Registration No. 333-82328) relating to securities offered under the Stifel Financial Corp. 2001 Incentive Stock Plan, registering an initial 2,000,000 shares for distribution, on June 2, 2003, Amendment No. 1 to Registration Statement on Form S‑8 (Registration No. 333-105756) registering an additional 1,300,000 shares for distribution under the Stifel Financial Corp. 2001 Incentive Stock Plan, and on February 13, 2007, Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-140662) registering an additional 2,000,000 shares for distribution under the Stifel Financial Corp. 2001 Incentive Stock Plan.  The contents of such previously filed Registration Statements on Form S-8, including exhibits thereto, are incorporated herein by reference, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

Item 3.  Incorporation of Documents by Reference.

       The following documents, which have been filed by Stifel Financial Corp. (the "Registrant") with the SEC pursuant to the Securities Exchange Act of 1934, as amended are incorporated by reference herein and shall be deemed to be part hereof:

(a)     our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 27, 2009;

(b)     our Quarterly Report on Form 10-Q for the three month period ended March 31, 2009, filed with the SEC on May 11, 2009;

(c)     our Current Reports on Form 8-K filed with the SEC on March 23, 2009, May 11, 2009 and June 4, 2009 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise);

(d)     all other reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2008; and

(e)     the description of the Registrant's common stock which is contained in the Registration Statement on Form 8-A, filed by the Registrant on April 29, 1987, and any amendment or report filed for the purposes of updating such description.

       All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

       Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

       The class of securities to be offered is registered under Section 12 of the Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

 Item 6.  Indemnification of Directors and Officers.

      The following is a summary of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL").

       Subject to restrictions contained in the DGCL, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute, shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the shareholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

      The Registrant's Restated Certificate of Incorporation, as amended, provides generally that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

       Section 6.4 of the Registrant's Amended and Restated By-Laws provides for indemnification by the Registrant of each person who is or was a director, officer or employee of the Registrant (or is or was serving as a director, officer or employee of any other enterprise at the request of the Registrant) to the full extent authorized by law. Certain of the directors also have indemnification agreements with the Registrant which provide for indemnification to the full extent permitted by the DGCL or by any amendment thereof or any other statutory provisions authorizing or permitting indemnification.

      In addition, the DGCL authorize the Registrant to purchase insurance for its directors and officers insuring them against certain risks as to which the Registrant may be unable lawfully to indemnify them. The Registrant has purchased insurance coverage for its directors and officers as well as insurance coverage to reimburse itself for potential costs of corporate indemnification of its directors and officers.

Item 7.  Exemption From Registration Claimed.

       Not applicable.

Item 8.  Exhibits.

       See Exhibit Index.

 Item 9.  Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri on July 10, 2009.

STIFEL FINANCIAL CORP.
 (Registrant)

By:  /s/Ronald J. Kruszewski

Ronald J. Kruszewski
 Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Stifel Financial Corp., hereby severally and individually constitute and appoint Ronald J. Kruszewski and James M. Zemlyak and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933,as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald J. Kruszewski	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer), and Director	July 10, 2009
Ronald J. Kruszewski
/s/ James M. Zemlyak	Senior Vice President, Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer), and Director	July 10, 2009
James M. Zemlyak
/s/ Bruce A. Beda	Director	July 10, 2009
Bruce A. Beda
/s/ Charles A. Dill	Director	July 10, 2009
Charles A. Dill
/s/ John P. Dubinsky	Director	July 10, 2009
John P. Dubinsky
/s/ Richard F. Ford	Director	July 10, 2009
Richard F. Ford
/s/ Fredrick O. Hanser	Director	July 10, 2009
Fredrick O. Hanser
/s/ Richard J. Himelfarb	Director	July 10, 2009
Richard J. Himelfarb
/s/ Robert E. Lefton	Director	July 10, 2009
Robert E. Lefton
/s/ Scott B. McCuaig	Director	July 10, 2009
Scott B. McCuaig
/s/ Thomas P. Mulroy	Director	July 10, 2009
Thomas P. Mulroy
/s/ James M. Oates	Director	July 10, 2009
James M. Oates
/s/ Ben A. Plotkin	Director	July 10, 2009
Ben A. Plotkin
/s/ Kelvin R. Westbrook	Director	July 10, 2009
Kelvin R. Westbrook

EXHIBIT INDEX

Exhibit No.
4.1*	Restated Certificate of Incorporation of the Registrant, as amended.
4.2	Amended and Restated By-laws of the Registrant, incorporated herein by reference to Exhibit 3.(b)(1) to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 30, 1993.
4.3	Registration Rights Agreement, dated February 28, 2007 of the Registrant, incorporated herein by reference to the Registrant's Current Report on Form 8-K/A filed on March 6, 2007.
4.4	Specimen Stock Certificate, incorporated herein by reference to Exhibit 7 to the Registrant's Registration Statement on Form 8-A filed April 29, 1987.
5.1*	Opinion of Thompson Coburn LLP as to the legality of the securities being registered.
23.1*	Consent of Thompson Coburn LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Deloitte & Touche LLP.
24.1*	Power of Attorney (set forth on signature page hereto).
99.1

Stifel Financial Corp. 2001 Incentive Stock Plan, as restated and amended, filed as Annex B to the Registrant's Definitive Proxy Statement for the 2008 Annual Meeting of Shareholders filed on April 29, 2008 and incorporated herein by reference.

* Filed herewith.